Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that the Form 10-K Annual Report of NGA HoldCo, LLC (the “Company”) for the year ended December 31, 2008 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 22, 2009	By:	/S/ THOMAS R. REEG
Thomas R. Reeg Operating Manager (Principal Executive Officer)